                                            Registration No.____________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                           ASPECT DEVELOPMENT, INC.
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                                             25-1622857
----------------------------                    --------------------------------
(State or other jurisdiction                    (I.R.S. employer identification
of incorporation or organization)                               no.)

                              1300 Charleston Road
                           Mountain View, CA 94043
             -------------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                            ASPECT DEVELOPMENT, INC.
                    1997 NONSTATUTORY STOCK OPTION PLAN AND
                           OPTIONS GRANTED UNDER THE
                     CADIS, INC. 1991 STOCK OPTION PLAN AND
                      ASSUMED BY ASPECT DEVELOPMENT, INC.
                -------------------------------------------------------------
                            (Full title of the plan)

                               William Feichtmann
                       Corporate Controller and Secretary
                            Aspect Development, Inc.
                              1300 Charleston Road
                           Mountain View, CA 94043
                  ------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service: 650/428-2700

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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                       CALCULATION OF REGISTRATION FEE
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                                     Proposed      Proposed
Title of                             maximum       maximum
securities          Amount           offering      aggregate        Amount of
to be               to be            price per     offering         registration
registered/1/       registered       share/2/      price/2/         fee
-------------------------------------------------------------------------------

1997 Nonstatutory
-----------------
Stock Option Plan   700,000          $42.9375      $30,056,250.00
-----------------
Common Stock
Par Value $0.001

Assumed Cadis
-------------
Stock Options       117,842          $ 6.1234      $   721,593.70
-------------
Common Stock
Par Value $0.001

TOTAL:              817,842                        $30,777,843.70   $9,079.46



                          ____________________________

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

     Aspect Development, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest annual report on Form 10-K, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

--------------------------------

/1/  Includes options to acquire such Common Stock.

/2/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares issuable under the 1997 Nonstatutory Stock Option Plan, the offering price is based on the average of the high and low prices of the Company's Common Stock on December 19, 1997 as reported on the National Association of Securities Dealers Automated Quotations System. As to shares issuable pursuant to the assumed Cadis stock options, the offering price is computed on the basis of the average exercise price of such assumed options.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         Inapplicable.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-Laws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits
------   --------

         See Exhibit Index.

Item 9.  Undertakings
------   ------------

         (a)  Rule 415 Offering
              -----------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs  (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filing incorporating subsequent Exchange Act documents by reference
         -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date or filing of registration
         --------------------------------------------------------------------
statement on Form S-8
---------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 23, 1997.

                                    Aspect Development, Inc.


                                        /s/ William Feichtmann
                                    By: _______________________________________
                                        William Feichtmann,
                                        Corporate Controller and Secretary

                               POWER OF ATTORNEY
                               -----------------

     The officers and directors of Aspect Development, Inc. whose signatures appear below, hereby constitute and appoint Dr. Romesh T. Wadhwani and William Feichtmann, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 23, 1997.

Signature                       Title

/s/ Dr. Romesh T. Wadhwani
---------------------------
Dr. Romesh T. Wadhwani          Chairman of the Board of Directors and Chief
                                Executive Officer (Principal Executive Officer)

/s/ Joseph Prang
---------------------------
Joseph Prang                    President, Chief Operating Officer and Director

/s/ David S. Dury
---------------------------
David S. Dury                   Vice President and Chief Financial Officer
                                (Principal Financial and Accounting Officer)

/s/ William Feichtmann
---------------------------
William Feichtmann              Corporate Controller and Secretary

/s/ Steven B. Goldby
---------------------------
Steven B. Goldby                Director

/s/ Dennis Sisco
---------------------------
Dennis Sisco                    Director

/s/ Mark Stevens
---------------------------
Mark Stevens                    Director

                                 EXHIBIT INDEX
                                 -------------

4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2-LA, as amended (No. 333-3840)

4.2 Bylaws of the Company is incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2-LA, as amended (No. 333-3840)

4.3 Restated Rights Agreement dated December 3, 1993 is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2-LA, as amended (No. 333-3840)

5    Opinion re legality

23.1 Consent of Counsel (included in Exhibit 5)

23.2 Consent of Ernst & Young LLP, Independent Auditors

24 Power of Attorney (included in signature pages to this registration statement)